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                             [VERIDIEN LETTERHEAD]



                                                                     Exhibit 3.7



                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                     FILED  10:00 AM  02/20/1996
                                                             960047712 - 2264857




                            CERTIFICATE OF AMENDMENT
          TO THE CERTIFICATE OF INCORPORATION, AS AMENDED AND RESTATED
                                       OF
                              VERIDIEN CORPORATION


         We, the undersigned, John W. Priest and William H. Hicks, being respectively the Chief Executive Officer and the Secretary of Veridien Corporation, hereby certify, in accordance with Section 151(g), Delaware General Corporation Law, that the following is a true and correct copy of a resolution adopted by the stockholders of Veridien Corporation by written consent pursuant to Section 141(f) of said law, effective on February 6, 1996, upon the recommendation of the Board of Directors, and that such resolution is now in full force and effect:

         RESOLVED, that the Certificate of Incorporation, as amended and restated, shall be, and upon filing of certification hereof with the Secretary of State of the State of Delaware, to provide that the number of shares of Common Stock which the Corporation is authorized to issue shall be, and hereby is, increased to One Hundred Million Shares (100,000,000) from Fifty Million Shares (50,000,000) without any change in the par value per share.

         IN WITNESS WHEREOF, the foregoing officers have signed this Certificate of Designation this 16th day of February, 1996.




                                            -----------------------------------
                                                      John W. Priest
                                            Chairman & Chief Executive Officer



                                            -----------------------------------
                                                    William H. Hicks
                                                   Corporate Secretary